Exhibit 32

SECTION 1350 CERTIFICATION

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of Title 18, United States Code), the undersigned officer of Spatializer Audio Laboratories, Inc. (the “Company”) hereby certifies with respect to the Quarterly Report on Form 10-Q of the Company for the quarter ended September 30, 2007 as filed with the Securities and Exchange Commission (the “10-Q Report”) that to his knowledge:

1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 12, 2008

/s/ Jay Gottlieb
Jay Gottlieb
Chairman of the Board and President
(performing the functions of principal executive
officer and principal financial officer)